FORM OF
                              AMENDED AND RESTATED
                                   APPENDIX 1
                                       TO
              FOUNDERS FUNDS, INC. INVESTMENT ADVISORY AGREEMENT

This Amended and Restated Appendix 1 to the Investment Advisory Agreement ("Agreement") executed as of the 1st day of April, 1998, between Founders Funds, Inc. (the "Company") and Founders Asset Management LLC is effective as of the 31st day of December, 1999.

                                    RECITALS

WHEREAS, the names of Founders Special Fund and Founders Blue Chip Fund were changed to Founders Mid-Cap Growth Fund and Founders Growth and Income Fund, effective April 30, 1999; and

WHEREAS, Founders Frontier Fund was merged with and into Founders Discovery Fund effective August 13, 1999, and thereafter was terminated; and

WHEREAS, on August 13, 1999, the Board of Directors of the Company approved the Agreement as the investment advisory agreement of Dreyfus Founders Focus Fund with the fee schedule set forth below, and the Agreement, including such fee schedule, was approved by the initial shareholder of Dreyfus Founders Focus Fund on ____________, 1999; and

WHEREAS, effective December 31, 1999, the Company's corporate name was changed to Dreyfus Founders Funds, Inc., and the name "Dreyfus" was added as the initial word in the name of each of its series portfolios; and

WHEREAS, the parties desire to amend and restate Appendix 1 to the Agreement to add Dreyfus Founders Focus Fund as a party to the Agreement and to reflect each of the other changes set forth above;

                                    AGREEMENT

NOW, THEREFORE, the parties hereby amend and restate Appendix 1 to the Agreement to read as follows:

The following series Funds of Dreyfus Founders Funds, Inc. are parties to the Agreement and, pursuant to paragraph 4 of the Agreement, shall pay to Founders Asset Management LLC, as compensation for its services to each series Fund, the management fees disclosed in the following table:


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


Fund                                Advisory Fee Schedule
----                                ---------------------

Dreyfus Founders Balanced Fund      0.650% to $250 million
                                    0.600% next $250 million
                                    0.550% next $250 million
                                    0.500% thereafter

Dreyfus Founders Discovery Fund     1.000% to $250 million
                                    0.800% next $250 million
                                    0.700% thereafter

Dreyfus Founders Focus Fund         0.850% to $250 million
                                    0.800% next $250 million
                                    0.750% thereafter

Dreyfus Founders Government         0.650% to $250 million
Securities Fund                     0.500% thereafter

Dreyfus Founders Growth Fund        1.000% to $30 million
                                    0.750% next $270 million
                                    0.700% next $200 million
                                    0.650% thereafter

Dreyfus Founders Growth and         0.650% to $250 million
Income Fund                         0.600% next $250 million
                                    0.550% next $250 million
                                    0.500% thereafter

Dreyfus Founders International      1.000% to $250 million
Equity Fund                         0.800% next $250 million
                                    0.700% thereafter

Dreyfus Founders Mid-Cap            1.000% to $30 million
Growth Fund                         0.750% next $270 million
                                    0.700% next $200 million
                                    0.650% thereafter

Dreyfus Founders Money Market Fund  0.500% to $250 million
                                    0.450% next $250 million
                                    0.400% next $250 million
                                    0.350% thereafter

Dreyfus Founders Passport Fund      1.000% to $250 million
                                    0.800% next $250 million
                                    0.700% thereafter


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

Dreyfus Founders Worldwide          1.000% to $250 million
Growth Fund                         0.800% next $250 million
                                    0.700% thereafter


                              DREYFUS FOUNDERS FUNDS, INC.
                              on behalf of each of the series Funds listed on this Appendix 1



ATTEST:                       By: ____________________________
                                  Marie E. Connolly, President
______________________
Christopher J. Kelley,
Assistant Secretary

                              FOUNDERS ASSET MANAGEMENT LLC



ATTEST:                       By: __________________________
                                  Richard W. Sabo, President
__________________________
Kenneth R. Christoffersen,
Secretary









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